PROMISSORY NOTE

$33,000 Date: January 27, 2016

PROMISSORY NOTE

$33,000 Date: January 27, 2016

FOR VALUE RECEIVED, the undersigned, Skinvisible, Inc., of 6320 South Sandhill Road, Suite 10, Las Vegas, NV 89120 promises to pay to the order of Rhea Laws (“Lender”), whose address is 61 The Oval Street, Sugar Land, Texas 77479, or such other place as the Lender may designate in writing to the undersigned, the principal sum of Thirty Three Thousand Dollars ($33,000), together with interest thereon from date hereof until paid, at the rate of twelve percent (12%) per annum as follows: The entire principal and interest amount shall be repaid on or before April 30, 2016. As payment for the loan the company agrees to give 100,000 shares of Skinvisible, Inc at a deemed value of $0.02 per share.

This note is made and executed under, and is in all respects governed by, the laws of the State of Nevada.

 Signature

/s/ Terry Howlett

Terry Howlett CEO